Exhibit 31.4

CERTIFICATIONS

I, Louis J. Arcudi, III, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Idera Pharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Chief Financial Officer, Treasurer and Secretary

Date: April 30, 2013